NEWS
FOR IMMEDIATE RELEASE
Contacts:

Nick Nottoli	Allister Gobin
Media Relations	Investor Relations
(847) 402-5600	(847) 402-2800

Allstate Announces October 2024 Catastrophe Losses

NORTHBROOK, Ill., November 21, 2024 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of October of $286 million or $226 million, after-tax, including $102 million, pre-tax, from Hurricane Milton and unfavorable reserve reestimates of $144 million, pre-tax, related to Hurricane Helene, primarily in Georgia, South Carolina and North Carolina. Total catastrophe losses for October year-to-date were $4.84 billion or $3.82 billion, after-tax.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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